Exhibit 99.1

athenahealth, Inc. Reports First-Quarter 2008 Results

  36% Revenue Growth, Compared to Same Quarter Last Year
  Non-GAAP Adjusted Quarterly Net Income of $3.1 Million or $0.09 Per Share
  13% Adjusted EBITDA Margin, Compared to 3% in Same Quarter Last Year

WATERTOWN, Mass.--(BUSINESS WIRE)--athenahealth, Inc. (Nasdaq: ATHN), a leading provider of internet-based business services for physician practices, today announced financial results for the first-quarter of 2008. The Company also plans to discuss a significant new client contract on today’s conference call.

Total revenue for the three months ended March 31, 2008 was $29.8 million, compared to $21.9 million for the same period last year, an increase of 36%.

"In the first quarter we increased our revenue growth rate as we added to the size and scope of our national physician network," said Jonathan Bush, Chairman and Chief Executive Officer of athenahealth. “Our financial performance is a credit to the loyalty and hard work of our clients and the effectiveness of our software-enabled services.”

For the three months ended March 31, 2008, the Company's Non-GAAP Adjusted EBITDA of $4.0 million was 13% of revenue, compared to a Non-GAAP Adjusted EBITDA of $0.7 million for the same period last year. Non-GAAP Adjusted Net Income in the quarter was $3.1 million, compared to a Non-GAAP Adjusted net loss of $1.5 million in the same period last year. GAAP net income for the quarter was $1.8 million, compared to a GAAP Net Loss of $2.7 million in the same period last year.

"In our history, the first quarter often involves margin compression due to costs at the start of the year and lower seasonal physician collections, so we were quite pleased to see strength both in revenue growth and in margin expansion this quarter,” said Carl Byers, Chief Financial Officer.

Key metrics and milestones in the first-quarter of 2008 included the following:

  $797 million in cash collections posted to client accounts in the first-quarter of 2008, compared to $606 million in the same quarter of 2007
  9,810 active physicians live in the first-quarter of 2008, compared to 7,639 in the same quarter of last year
  12,723 active medical providers live in first-quarter of 2008, compared to 9,827 in the same quarter of last year
  Completion of the Company’s purchase of an operating center campus in Belfast, Maine for $6.1 million

As of March 31, 2008, the Company had cash and short-term investments of $66.5 million and short- and long-term debt of $1.7 million.

A reconciliation of the Company's financial results determined in accordance with United States generally accepted accounting principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

Conference Call Information

athenahealth will conduct a conference call today, May 6, 2008, at 4:30 p.m. Eastern Time to discuss its financial results, quarterly highlights and management's outlook for future financial and operational performance. To participate in athenahealth’s live conference call and webcast, dial 877-856-1955 or 719-325-4753 (international), and use confirmation code: 1991134. A live webcast and replay will also be available shortly after the call is completed on the Company's investor web site: http://investors.athenahealth.com/events.cfm. A replay of the conference call will be available by calling 888-203-1112 or 719-457-0820 (international), pass code 1991134.

About athenahealth

athenahealth is a leading provider of internet-based business services for physician practices. The Company's service offerings are based on proprietary web-native practice management and electronic medical record (EMR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.

Explanation of Non-GAAP Financial Measures

athenahealth management believes that in order to properly understand the Company's short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported a non-GAAP financial measure it refers to as "adjusted EBITDA," which the Company defines as GAAP (generally accepted accounting principles) net income (loss) before provision for income taxes, net interest expense, other expense, depreciation and amortization, stock-based compensation expense and cumulative effect of change in accounting principle. The Company has also reported in this press release a non-GAAP financial measure it refers to as "adjusted net income (loss)," which the Company defines as GAAP net income (loss) before other expense, stock-based compensation expense and cumulative effect of change in accounting principle. In its upcoming conference call, the Company may report a non-GAAP financial measure it refers to as "adjusted gross margin" which the Company defines as total revenues less direct operating expense plus stock-based compensation expense allocated to direct operating expense divided by total revenues. These non-GAAP financial measures, as the Company defines them, may not be similar to non-GAAP measures used by other companies.

Management believes that "adjusted EBITDA", "adjusted gross margin" and "adjusted net income (loss)" provide useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, net income from interest on the Company's cash and marketable securities, stock-based compensation expense and similar expense which are not directly attributable to the underlying performance of the Company's business operations. Management uses "adjusted EBITDA", "adjusted gross margin" and "adjusted net income (loss)" in evaluating the overall performance of the Company's business operations and believes this performance measure provides useful information to investors.

With respect to stock-based compensation expense, the Company advises investors that it adopted FASB Statement No. 123R, Share-Based Payments, effective January 1, 2006, which requires that share-based payments, including employee stock options, be measured at their fair value and recorded as compensation expense in the Company's financial statements. Prior to the adoption of FAS 123R, the Company was required to record stock-based compensation expense using the awards' intrinsic value which generally resulted in no compensation expense being recorded in the financial statements. In accordance with the modified prospective method the Company used to adopt FAS 123R, the Company's financial statements for prior periods have not been restated to reflect, and do not include, changes in the method to expense share-based payments, including employee stock options, at their fair values.

Though management finds "adjusted EBITDA", "adjusted gross margin" and "adjusted net income (loss)" useful for evaluating aspects of the Company's business, its reliance on these measures is limited because excluded items can have a material effect on the Company's earnings (or losses) calculated in accordance with GAAP. Therefore, management uses "adjusted EBITDA", "adjusted gross margin" and "adjusted net income (loss)" in conjunction with GAAP earnings (loss) in evaluating the overall performance of the Company's business operations. The Company believes that "adjusted EBITDA", "adjusted gross margin" and "adjusted net income (loss)" provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the Company's financial results. Management does not intend the presentation of this non-GAAP financial measure to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP financial measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expectations for future financial performance, expected growth and business outlook, and the benefits of the Company's service offerings. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risk associated with our expectations regarding the timing and likelihood of achieving profitability; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; the risk that our services offerings will not operate in the manner that we expect, including interruptions in service or errors or omissions that may occur in our rules engine and databases; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission, available on its investor relations website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except per share amounts)

	March	December
	31, 2008	31, 2007
Assets
Current assets:
Cash and cash equivalents	$39,968	$71,891
Short-term investments	26,558	-
Accounts receivable, net of allowance of $979 and $775 at March 31, 2008 and December 31, 2007, respectively	16,123	14,155
Prepaid expenses and other current assets	2,313	2,643
Total current assets	84,962	88,689
Property and equipment - net	17,866	11,298
Restricted cash	1,713	1,713
Software development costs - net	1,719	1,851
Other assets	92	85
Total assets	$106,352	$103,636

Liabilities, Convertible Preferred Stock & Stockholder's Equity
Current liabilities:
Current portion of long-term debt	$592	$463
Accounts payable	1,089	1,048
Accrued compensation expenses	6,499	6,451
Accrued expenses	3,473	3,725
Deferred revenue	4,268	4,243
Current portion of deferred rent	1,124	1,029
Total current liabilities	17,045	16,959
Deferred rent, net of current portion	9,473	10,223
Long term debt, net of current portion	1,086	935
Total liabilities	27,604	28,117

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued or outstanding at March 31, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value; 125,000 shares authorized; 33,631 shares issued, and 32,353 shares outstanding at March 31, 2008; 33,613 shares issued, and 32,335 shares outstanding at December 31, 2007	336	336
Additional paid-in capital	146,318	144,994
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income	148	72
Accumulated deficit	(66,854)	(68,683)
Total stockholder's equity	78,748	75,519
Total liabilities and stockholder's equity	$106,352	$103,636

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2007
Revenue:
Business services	$27,889	$20,490
Implementation and other	1,866	1,457
Total revenue	29,755	21,947

Expense:
Direct operating	12,787	10,807
Selling and marketing	4,669	4,330
Research and development	2,346	1,819
General and administrative	7,205	4,583
Depreciation and amortization	1,441	1,564
Total expense	28,448	23,103

Operating income (loss)	1,307	(1,156)

Other income (expense):
Interest income	709	117
Interest expense	(23)	(771)
Other income (expense)	18	(860)
Total other income (expense)	704	(1,514)

Income (loss) before income taxes	2,011	(2,670)
Income tax provision	(182)	-

Net income (loss)	$1,829	$(2,670)

Net income (loss) per share - Basic	$0.06	$(0.55)

Net income (loss) per share - Diluted	$0.05	$(0.55)

Weighted average shares used in computing net income (loss) per share
Basic	32,344	4,840
Diluted	34,786	4,840

Set forth below is a breakout of stock-based compensation expense for the three months ended March 31, 2008 and 2007:

(unaudited, in thousands)	Three months ended
	March 31,
	2008	2007

Stock-based compensation charged to:
Direct operating	$97	$43
Selling and marketing	309	35
Research and development	303	36
General and administrative	550	164
Total	$1,259	$278

Set forth below is a reconciliation of our “adjusted EBITDA” to our net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands)	Three months ended
	March 31,
	2008	2007
Revenue	$29,755	$21,947

Net income (loss)	1,829	(2,670)
Provision for income taxes	182	-
Interest (income) expense, net	(686)	654
Other (income) expense	(18)	860
Depreciation and amortization	1,441	1,564
Stock-based compensation expense	1,259	278

Adjusted EBITDA	$4,007	$686

Adjusted EBITDA margin	13.5%	3.1%

Set forth below is a reconciliation of our “adjusted net income (loss)” to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(unaudited, in thousands except per share amounts)
	Three months ended
	March 31,
	2008	2007
Net income (loss)	$1,829	$(2,670)
Other (income) expense	(18)	860
Stock-based compensation expense	1,259	278

Adjusted net income (loss)	$3,070	$(1,532)

Weighted average shares - diluted	34,786	4,840

Adjusted net income (loss) per share - diluted	$0.09	$(0.32)

Set forth below is a presentation of our “adjusted gross margin”:

(unaudited, in thousands)	Three months ended
	March 31,
	2008	2007
Total revenue	$29,755	$21,947
Direct operating expense	12,787	10,807
Total revenue less direct operating expense	16,968	11,140
Stock-based compensation expense allocated to direct operating expense	97	43

Adjusted gross profit	$17,065	$11,183

Adjusted gross margin	57.4%	51.0%

CONTACT:
athenahealth, Inc.
Media
John Hallock, 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
Investors
Carl Byers, 617-402-1113
Chief Financial Officer
investorrelations@athenahealth.com